Exhibit 10.63
EXECUTION COPY
SETTLEMENT AGREEMENT
THIS SETTLEMENT AGREEMENT (this “Settlement Agreement”), is dated as of June 24, 2011, by and among VENETIAN CASINO RESORT, LLC, a Nevada limited liability company, having an address at 3355 Las Vegas Boulevard South, Las Vegas, NV 89109, as successor-by-merger to Lido Casino Resort, LLC (“Developer”), PHASE II MALL HOLDING, LLC, a Nevada limited liability company, having an address at 3355 Las Vegas Boulevard South, Room 1C, Las Vegas, NV 89109, as successor-in-interest to Developer (“New Developer”), GGP LIMITED PARTNERSHIP, a Delaware limited partnership, with an address at 110 North Wacker Drive, Chicago, Illinois 60606 (“Mall II Buyer”), THE SHOPPES AT THE PALAZZO, LLC f/k/a PHASE II MALL SUBSIDIARY, LLC, a Delaware limited liability company, with an address at c/o GGP Limited Partnership, 110 North Wacker Drive, Chicago, Illinois 60606 (“Mall II LLC”), and GRAND CANAL SHOPS II, LLC, a Delaware limited liability company, with an address at c/o GGP Limited Partnership, 110 North Wacker Drive, Chicago, Illinois 60606 (“Mall I LLC”). Developer, New Developer, Mall II Buyer, Mall II LLC and Mall I LLC are sometimes individually referred to in this Settlement Agreement as a “Party” and collectively as the “Parties.”
W I T N E S S E T H:
WHEREAS, Developer’s predecessor-in-interest, Lido Casino Resort, LLC (“Original Developer”), and Mall II Buyer entered into that certain Agreement dated as of April 12, 2004 (the “Phase II Mall Sale Agreement”), whereby Original Developer agreed to construct a mixed use development on certain land in Las Vegas, Nevada and to convey a portion of such development consisting of a proposed mall with retail shops and restaurants to Mall II Buyer (the “Phase II Mall”), all as more particularly described in the Phase II Mall Sale Agreement;
WHEREAS, Original Developer and Mall II Buyer entered into that certain letter agreement (the “Letter Agreement”) dated April 12, 2004, whereby the parties set forth their agreement as to the method by which net operating income for the Phase II Mall would be calculated;
WHEREAS, Original Developer, New Developer and Mall II Buyer entered into that certain Assignment and Assumption of Agreement and First Amendment to Agreement dated as of September 30, 2004 (the “First Amendment”), whereby Original Developer assigned its rights and interests under the Phase II Mall Sale Agreement to New Developer, New Developer assumed Developer’s rights and interests under the Phase II Mall Sale Agreement (but Original Developer was not released thereunder), and the parties amended the Phase II Mall Sale Agreement;
WHEREAS, Developer, New Developer and Mall II Buyer entered into that certain Second Amendment to Agreement (the “Second Amendment”) dated as of January 31, 2008, whereby the parties, inter alia, agreed to certain terms and conditions related to (i) the Excluded Space (as defined in the Amended Agreement (as defined below)) and (ii) charges on account of Stewarding and Off-Site Employee Parking (as such terms are defined in the REA (as defined below));
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

WHEREAS, Developer, New Developer and Mall II Buyer entered into that certain Third Amendment to Agreement (the “Third Amendment”) dated as of March 1, 2009, whereby the parties, inter alia, agreed to waive certain Adjustment Payments (as defined in the Amended Agreement) due under the Amended Agreement;
WHEREAS, the Parties entered into that certain Fourth Amendment to Agreement (the “Fourth Amendment”) dated as of August 30, 2010, whereby, inter alia, Developer, New Developer and Mall II Buyer agreed to modify the date on which the Earn-Out Payment (as defined in the Amended Agreement) was due and the Parties agreed to forbear from taking certain actions prior to the Earn-Out Extension Date (as defined in the Amended Agreement);
WHEREAS, the Parties entered into that certain Fifth Amendment to Agreement (the “Fifth Amendment”) dated as of September 30, 2010, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Sixth Amendment to Agreement (the “Sixth Amendment”) dated as of October 7, 2010, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Seventh Amendment to Agreement (the “Seventh Amendment”) dated as of October 13, 2010, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Eighth Amendment to Agreement (the “Eighth Amendment”) dated as of October 28, 2010, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Ninth Amendment to Agreement (the “Ninth Amendment”) dated as of November 11, 2010, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Tenth Amendment to Agreement (the “Tenth Amendment”) dated as of December 2, 2010, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Eleventh Amendment to Agreement (the “Eleventh Amendment”) dated as of December 10, 2010, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Twelfth Amendment to Agreement (the “Twelfth Amendment”) dated as of January 10, 2011, whereby the Parties agreed to amend the Earn-Out Extension Date;
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

WHEREAS, the Parties entered into that certain Thirteenth Amendment to Agreement (the “Thirteenth Amendment”) dated as of January 24, 2011, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Fourteenth Amendment to Agreement (the “Fourteenth Amendment”) dated as of February 7, 2011, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Fifteenth Amendment to Agreement (the “Fifteenth Amendment”) dated as of March 2, 2011, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Sixteenth Amendment to Agreement (the “Sixteenth Amendment”) dated as of March 11, 2011, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Seventeenth Amendment to Agreement (the “Seventeenth Amendment”) dated as of March 28, 2011, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Eighteenth Amendment to Agreement (the “Eighteenth Amendment”) dated as of April 11, 2011, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, the Parties entered into that certain Nineteenth Amendment to Agreement (the “Nineteenth Amendment”; the Phase II Mall Sale Agreement, as amended by the Letter Agreement, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment , Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, Twelfth Amendment, Thirteenth Amendment, Fourteenth Amendment, Fifteenth Amendment, Sixteenth Amendment, Seventeenth Amendment, Eighteenth Amendment and Nineteenth Amendment, the “Amended Agreement”) dated as of April 25, 2011, whereby the Parties agreed to amend the Earn-Out Extension Date;
WHEREAS, Developer, Mall I LLC, Mall II LLC, Sands Expo & Convention Center, Inc. f/k/a Interface Group-Nevada, Inc. (“Interface”) and Palazzo Condo Tower, LLC (“Palazzo Condo”) are parties to that certain Fourth Amended and Restated Reciprocal Easement, Use and Operating Agreement dated as of February 29, 2008, as the same has heretofore been amended by that certain First Amendment to Fourth Amended and Restated Reciprocal Easement, Use and Operating Agreement dated as of October 7, 2008 (as so amended, and as the same may hereafter be amended from time to time, the “REA”); and
WHEREAS, the Parties desire to enter into this Settlement Agreement to resolve certain issues that have arise between them with respect to the Amended Agreement and the REA, on the terms and conditions hereinafter set forth.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Amended Agreement.
ARTICLE II
AMENDMENTS TO AMENDED AGREEMENT
2.1 Amendment to Amended Agreement. The provisions of this Article II and of Section 3.2 hereof shall be deemed to amend the Amended Agreement, and in the event of any conflict between the terms and provisions of the Amended Agreement and the terms and provisions of this Article II or the terms and provisions of Section 3.2 hereof, as applicable, the terms and provisions of this Article II or of Section 3.2 hereof, as applicable, shall control.
2.2 Final Settlement of Purchase Price. Developer, New Developer and Mall II Buyer hereby acknowledge and confirm that (a) Mall II Buyer made a Closing Payment and subsequent Adjustment Payments under Article 20.2 of the Amended Agreement, and (b) the final Adjustment Payment due on the twenty-four (24) month anniversary of the Closing Date (March 1, 2010) was previously waived by the parties. Developer, New Developer, and Mall II Buyer now agree to waive any and all other payments for the purchase price of the Phase II Mall, including all such payments called for by Article 20 of the Amended Agreement: Adjustment Payments, Earn-Out Payment, Re-Calculated Earn-Out Payment, or any adjustment incident to a subsequent audit. Accordingly, the final purchase price for Phase II Mall has been previously determined and paid in full. The Closing Payment and Adjustment Payments previously made shall constitute the only payments (whether by Mall II Buyer or Developer and New Developer) to be made pursuant to Article 20 of the Amended Agreement. Notwithstanding anything set forth in the Amended Agreement to the contrary, there shall be no further adjustments or Apportionments (as defined in Section 2.20 of the Second Amendment) to the final purchase price for the Phase II Mall for any reason. Without limiting the foregoing, Section 20.5 of the Phase II Mall Sale Agreement is hereby deleted in its entirety.
2.3 Bathhouse Lease.
(a) Developer, New Developer and Mall II LLC hereby acknowledge and confirm that the Bathhouse Resolution has been achieved. However, notwithstanding anything set forth in the Amended Agreement to the contrary, the Temporary Lease (i.e., that certain Lease by and between Mall II LLC, as landlord, and Developer, as tenant, dated as of September 2, 2008) shall not be terminated as of the date of the Bathhouse Resolution (as described in Section 30.2 of the Temporary Lease) and clauses (A) and (B) of Section 2.23(b) of the Second Amendment shall not apply.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

(b) The Temporary Lease is amended as of the date hereof to reflect the following (and Developer and Mall II LLC shall, within thirty (30) days following the date hereof, enter into a formal lease amendment to reflect these items and make such other changes to the Temporary Lease as are reasonably necessary to reflect the intent of this Settlement Agreement (such amendment, the “Temporary Lease Amendment”)):
(i) the term of the Temporary Lease is extended to expire on the date that is ninety-nine (99) years after the date hereof;
(ii) the following sections of the Temporary Lease are deleted: 12.2, 13.1, 30.2, 30.3, the introductory clause in Section 30.4, 30.4(b), 30.4(e), 30.4(f), 30.5(b) and 30.6;
(iii) the permitted use is amended to include any use not prohibited to Mall II LLC under the REA;
(iv) the defined term “Tenant’s Proportionate Share” is revised to (x) exclude patio and mezzanine space, but include Anchor space, and (y) increase the minimum threshold of Occupied Center GLA from eighty percent (80%) to ninety percent (90%);
(v) the square footage of the Premises is not to be included in the numerator in the calculation of the Mall II share for purposes of Schedule II to the REA;
(vi) Tenant’s share of the real estate taxes equals Tenant’s Proportionate Share; and
(vii) Tenant has the right to mortgage, pledge, encumber, franchise, assign and in any manner transfer the Temporary Lease, sublet all or any part of the Premises or effect a change of control, in each case, without restriction.
(c) Upon the termination of the Temporary Lease, (i) clauses (A)(1)-(3) of Section 2.23(b) of the Second Amendment shall apply, except that the references to “Excluded Lease” in clause (A)(1) shall mean any lease in effect as of the date of such termination pursuant to which Developer leases any portion of the Excluded Space to any Person, and (ii) no payment shall be due by any of Mall II Buyer, Developer or New Developer pursuant to Section 2.23(c)(i), Section 2.23(c)(ii) or Section 2.23(d) of the Second Amendment.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

2.4 Walgreen’s Portion. Developer, New Developer, Mall II Buyer and Mall II LLC acknowledge that, notwithstanding the provisions of Section 2.7 of the Second Amendment or any other provision of the Amended Agreement, Substantial Completion of the Walgreen’s Portion has not yet been achieved. Developer shall continue to pay (in a timely fashion) all rent and other amounts due by the lessee under the Walgreen’s Lease until the Remaining Work (as hereinafter defined) is Substantially Completed and either (a) construction of the tower in which the Walgreen’s Portion is located (the “Tower”) is substantially completed, (b) the Tower is closed off or wrapped, or (c) Mall II LLC (as sublessor) leases to a third-party tenant any part of the Walgreen’s Portion other than that portion thereof currently leased to First Food. Upon being notified by Mall II LLC that Mall II LLC (as sublessor) has leased any part of the Walgreens Portion (other than such First Food space) to a third-party tenant and that Mall II LLC desires that the Remaining Work be completed, Developer shall Substantially Complete the Remaining Work within six (6) months of such notification, subject to the seasonable issuance of any required permits and other governmental approvals and any delay resulting from Force Majeure. As used in this Section 2.4, the “Remaining Work” shall mean (i) completion of the east façade of the Tower, and (ii) completion of the interior/exterior wall of the Tower adjacent to the balcony/pool exterior area on the west side of the building. Developer’s only remaining construction obligation with respect to the Walgreen’s Portion shall be the completion of the Remaining Work or warranty obligations with respect to the Walgreen’s Portion.
2.5 Kiosk Revenues. Mall II LLC shall be entitled to (a) 50% of all revenue derived from retail carts and kiosks (with Developer receiving the other 50%), and (b) 100% of all other revenue, in each case, generated from the common area in front of what is currently the Table 10 restaurant, as the same may be reconfigured from time to time. Kiosk and retail cart revenue from other existing corridors or common area of the Phase II Mall shall continue to be shared in accordance with Section 2.19 of the Second Amendment.
2.6 Terrace Area Table 10 and Other Design Issues. Developer shall provide Mall II LLC with a $400,000 allowance to address certain design issues in the Phase II Mall, including the purchase and installation of light fixtures in the area of the Phase II Mall in front of the current Table 10 restaurant (the “Table 10 Area”). Such allowance shall be paid to Mall II LLC concurrently with the execution hereof. If hereafter requested by Mall II LLC, Developer shall provide, at its sole cost and expense, agreed-upon development, design and support services with respect to the installation of such fixtures in the Table 10 Area. All decisions with respect to the design, purchase and installation of such light fixtures shall be made by Mall II LLC (subject to the terms of the REA). Developer shall have no remaining construction or payment obligations with respect to the Table 10 Area other than as described in this Section 2.6 or as set forth in any warranty by Developer with respect to the Phase II Mall.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

2.7 Punch List Items. The remaining Punch List Items shall be addressed as follows:
(a) The Punch List Items with respect to the marble floor in the Phase II Mall shall be promptly completed by Developer. In addition, Developer shall provide the warranty for such marble floor described in the next sentence, which warranty shall expire on March 1, 2014. During such warranty period, Developer shall make all necessary repairs and replacements (other than repairs and replacements due to ordinary wear and tear or unreasonable use) to keep such marble floor at the appropriate aesthetic and operable standard, which standard Mall II LLC acknowledges such marble floor is at today (excluding the Punch List Items not yet completed). Developer shall have no responsibility for any alleged defects in the construction or installation of such marble floor unless and until such defects affect the appearance, use or safety of such marble floor.
(b) Developer shall promptly purchase and install the eight (8) missing light fixtures on the 3rd floor, per the specifications attached hereto as Exhibit A.
(c) Developer and Mall II LLC acknowledge that other than as set forth in clauses (a) and (b) of this Section 2.7, there are no outstanding Punch List Items, and the completion by Developer of those Punch List Items described in such clauses (a) and (b) shall constitute the complete and final items of Punch List Work pursuant to the Amended Agreement (and shall be governed by the terms described therein), other than those that may arise in connection with the completion of the Walgreen’s Portion pursuant to Section 2.4 hereof.
2.8 Security Deposits. Developer has turned over all tenant security deposits held by it with respect to leases at the Phase II Mall, in the aggregate amount of $183,683. In the case of tenants of the Phase II Mall who were required to post a security deposit but have not, Developer shall cooperate with Mall II LLC to obtain the same, to the extent requested by Mall II LLC.
2.9 Drawings. To the extent not previously delivered to Mall II LLC, Developer shall deliver to Mall II LLC a full set of base building drawings, tenant drawings and all CAD drawings with respect to the Phase II Mall and the H/C II Space, in each case to the extent that (a) Developer has such drawings in its possession, or (b) such drawings are reasonably obtainable by Developer. For the avoidance of doubt, in no event shall Developer have any obligation to create any new base building drawings, tenant drawings or CAD drawings.
2.10 Palazzo Village. Section 2.24 of the Second Amendment is hereby deleted in its entirety.
2.11 Joint Use Agreement. The parties shall work in good faith to negotiate and enter into an amended and restated Joint Use and Operating Agreement (amending and restating that certain Joint Use and Operating Agreement dated February 14, 2005, as amended by that certain Amendment to Joint Use and Operating Agreement dated February 29, 2008) by no later than August 30, 2011.
ARTICLE III
AMENDMENTS TO REA
3.1 Amendment to REA. The provisions of this Article III shall be deemed to amend the REA, and in the event of any conflict between the terms and provisions of the REA and the terms and provisions of this Article III, the terms and provisions of this Article III shall control. Upon the request of any of Developer, Mall I LLC or Mall II LLC, the parties to the REA shall prepare and enter into an amendment to the REA in recordable form setting forth the agreements set forth in this Article III, which amendment may be recorded in the Clark County Recorder’s Office. Developer shall cause Interface and Palazzo Condo to execute the amendment to the REA described in the immediately preceding sentence.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

3.2 Stewarding, Parking, HVAC and Other Charges.
(a) Developer, Mall I LLC and Mall II LLC shall use good faith efforts to agree upon the appointment of the initial Independent Expert (the “Initial Independent Expert”) for the purpose of determining the “Future Stewarding and Parking Payment Amounts” (as defined in Section 3.2(b) below) in accordance with the provisions of Section 14.16 of the REA not later than sixty (60) days following the date hereof. In the event Developer, Mall I LLC and Mall II LLC are unable to agree on the appointment of the Initial Independent Expert within such 60-day period, the Initial Independent Expert shall be appointed in accordance with the following procedures:
(i) Within thirty (30) days following the expiration of the 60-day period set forth in Section 3.2(a) above, each of Developer and Mall II Buyer shall appoint a Person satisfying the criteria set forth in clause (b) and the second-to-last sentence of Section 14.16 of the REA to serve as its representative for the appointment of the Initial Independent Expert (each such Person, an “Independent Expert Designator”). In the event either Developer or Mall II Buyer fails to appoint an Independent Expert Designator in accordance with the immediately preceding sentence, the sole Independent Expert Designator appointed in accordance with the immediately preceding sentence shall be appointed as the Initial Independent Expert and the provisions of Section 3.2(a)(ii) below shall not apply.
(ii) Each of Developer and Mall II Buyer will use diligent efforts to cause the Independent Expert Designators to agree in good faith and on the appointment of the Initial Independent Expert within thirty (30) days following the expiration of the 30-day period set forth in Section 3.2(a)(i) above, which Initial Independent Expert shall be a Person satisfying the criteria set forth in clause (b) and the second-to-last sentence of Section 14.16 of the REA.
(iii) In the event Developer and Mall II Buyer are unable to cause the Independent Expert Designators to agree on the appointment of the Initial Independent Expert within the 30-day period set forth in Section 3.2(a)(ii) above, each of Developer and Mall II Buyer shall have the right to request that the American Arbitration Association appoint an Independent Expert satisfying the criteria set forth in clause (b) and the second-to-last sentence of Section 14.16 of the REA.
(b) As used herein, the “Future Stewarding and Parking Payment Amounts” shall mean the aggregate of the amounts to be paid (or the method or formula used to determine such amounts) with respect to all periods from, after and including January 1, 2011 by:
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

(i) Mall I LLC to Developer per Accounting Period (as such term is defined in the REA) on account of (A) Stewarding (as such term is defined in the REA), as described in the row labeled, “Stewarding” and column labeled, “Mall I Owner’s Share” in Schedule II to the REA, and (B) Off-Site Employee Parking (as such term is defined in the REA), as described in the row labeled, “Off-Site Employee Parking” and column labeled, “Mall I Owner’s Share” in Schedule II to the REA, and
(ii) Mall II LLC to Developer per Accounting Period on account of (A) Stewarding, as described in the row labeled, “Stewarding” and column labeled, “Mall II Owner’s Share” in Schedule II to the REA, and (B) Off-Site Employee Parking, as described in the row labeled, “Off-Site Employee Parking” and column labeled, “Mall II Owner’s Share” in Schedule II to the REA.
(c) Notwithstanding anything set forth in the Amended Agreement or the REA to the contrary, the amounts previously paid by Mall I LLC or Mall II LLC, as applicable, to Developer or New Developer on account of (i) Stewarding from January 1, 2007 through December 31, 2010, (ii) Off-Site Employee Parking from September 1, 2006 through December 31, 2010, (iii) the amounts payable on Schedule II to the REA relating to HVAC charges, as described in the three (3) rows beginning “HVAC Plant” on Schedule II to the REA (collectively, “HVAC Charges”) through December 31, 2010, and (iv) real estate taxes through December 31, 2010, are hereby deemed to be in full satisfaction of any and all amounts now owed by Mall I LLC and Mall II LLC with respect to such items, and no retroactive adjustments to such amounts (whether in favor of Mall I LLC, Mall II LLC or Developer) shall be made. For the avoidance of doubt, nothing contained in clauses (iii) or (iv) of the immediately preceding sentence shall relieve Mall I LLC or Mall II LLC of the obligation to pay any amounts due with respect to HVAC Charges and real estate taxes as identified on Exhibit C attached hereto.
(d) Following the determination by the Independent Expert of the Future Stewarding and Parking Payment Amounts, (i) any overpayment or underpayment by Mall I LLC and Mall II LLC, as applicable, based on the amounts previously paid with respect to such items from January 1, 2011 through the date of such determination shall be paid within ten (10) business days after such determination, and (ii) from and after the date of such determination, Mall I LLC and Mall II LLC, as applicable, shall thereafter (subject to the next sentence) pay Developer for Stewarding and Off-Site Employee Parking in accordance with the determination of the Independent Expert. In addition, every three (3) years an Independent Expert shall be appointed in accordance with the procedures set forth in Section 3.2(a) above to (I) analyze and make any appropriate adjustment to Off-Site Employee Parking charges to reflect the then-current applicable market rents, and (II) analyze and make any appropriate adjustment to Stewarding charges to reflect changes in the relevant costs (as determined by the Independent Expert in its initial determination pursuant to Section 3.2(b) above) of providing stewarding services. From and after any such subsequent adjustment, Mall I LLC and Mall II LLC, as applicable, shall thereafter pay Developer for Stewarding and Off-Site Employee Parking in such revised amounts.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

(e) In no event shall the implementation of the preceding provisions of this Section 3.2 or the acceptance by Developer of payments from Mall I LLC or Mall II LLC pursuant to such preceding provisions in any way serve as evidence as to the appropriate determination of the Future Stewarding and Parking Payment Amounts before the Independent Expert. Notwithstanding anything to the contrary contained in the foregoing sentence, any determination made by any Independent Expert pursuant to this Section 3.2 shall be permitted to serve as evidence as to the appropriate determination of the Future Stewarding and Parking Payment Amounts before any succeeding Independent Expert.
(f) With respect to Phase II Mall HVAC Charges, water, sewer and CAM Electric charges from and after January 1, 2011 (the “Applicable Charges”), Developer and Mall II LLC shall attempt in good faith to agree on the total Phase I Mall gross square footage and the total Phase II Mall gross square footage (which Phase II Mall gross square footage shall be calculated in accordance with Section 2.3(b)(v) of this Settlement Agreement) for purposes of determining the “Mall II Owner’s Share” (as defined in the REA) of Applicable Charges. Developer and Mall II LLC agree that the entire Walgreen’s Portion (other than that portion thereof currently leased to First Food and the foyer space and hallway that provide access to First Food’s leased space and Walgreen’s from the non-Walgreen’s portion of the Phase II Mall (collectively, the “First Food Space”)) shall not be included in the calculation of the Phase II Mall gross square footage until such time as Mall II LLC, rather than Developer, is obligated to pay rent under the Walgreen’s Lease (as described in Section 2.4 hereof). In the event that Developer and Mall II LLC cannot agree on any of the foregoing gross square footage amounts (including the amount of the temporary exclusion of the Walgreen’s Portion (other than the First Food Space)) within thirty (30) days after the date hereof, Developer and Mall II LLC shall submit such matter to the Initial Independent Expert for resolution pursuant to the dispute resolution mechanism set forth in the REA.
3.3 Music. Developer shall promptly turn over control of the music in the Phase II Mall to Mall II LLC, and shall take all steps necessary to do so. The music played by Mall II LLC in the Phase II Mall shall be consistent with Mall II LLC’s obligations under the REA to operate in accordance with First-class standards. In the event that Mall II LLC loses control of such music through an unforeseen event, Developer shall have the right to take immediate action with respect thereto for the duration of such emergency. To the extent that there are any technical issues to resolve in order to separate the music system in the Phase II Mall from that of the H/C II Space (as defined in the REA), Developer and Mall II LLC shall promptly resolve the same in good faith.
3.4 North Wall Signage. Mall II LLC shall have the right to have exterior signage for tenants of the Phase II Mall placed on the north facing exterior wall of the H/C II Space (facing Sands Avenue). The installation of such signage (the “Required Signage”) shall be promptly performed by Developer at no cost to Mall II LLC, provided that the cost of the lettering shall be paid by either Mall II LLC or the applicable tenant. The precise locations of such signage shall be determined by Developer in its sole discretion, taking into account field conditions, provided that such precise locations must be consistent with the general locations for such signage
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

as shown on Exhibit B attached hereto. The size and type of lettering, and identity of each tenant listed, shall be as set forth on Exhibit B, provided that at any time prior to the installation of such signage Mall II LLC shall have the right, subject to Developer’s reasonable approval, to replace one or more of the tenants shown on Exhibit B with the same number of other tenants (but not to increase the number of tenants). Developer shall have no obligation whatsoever to modify any Required Signage after its installation or to install any additional signage, provided that (a) Developer shall be obligated to perform, at Mall II LLC’s sole cost and expense, all appropriate maintenance work in connection with the Required Signage, and (b) Mall II LLC shall have the right (subject to Developer’s reasonable approval) to require Developer to replace one or more of the tenants on the Required Signage from time to time (but not to increase the number of tenants), in which case Mall II LLC shall pay all costs and expenses actually incurred by Developer (without mark-up and consistent with prevailing market rates) in connection therewith. Mall II LLC shall pay all electric charges incurred in connection with the illumination of the Required Signage.
3.5 Special Maintenance Access. Developer shall have an access right through that portion of the Phase II Mall commonly known as Space 3200 (“Space 3200”) solely for the purpose of using the ladder located therein and obtaining access to an adjacent maintenance area. At such time as Space 3200 is initially built out for a tenant, Developer shall have the right, at its sole cost and expense, to install a permanent ladder and/or create a small entrance to the maintenance area, in a manner reasonably acceptable to Mall II LLC. Any lease of Space 3200 shall be subject to Developer’s right to continue to use such ladder and/or entrance upon reasonable advance notice. At such time as Developer and Mall II LLC agree (in the sole discretion of each) on an alternate means of access to such maintenance area, Developer’s access right set forth in this Section 3.5 shall cease and Developer shall discontinue the use of such ladder and/or entrance.
ARTICLE IV
MISCELLANEOUS
4.1 Mall II Buyer Bankruptcy. Mall II Buyer, Mall I LLC, Mall II LLC and certain of their respective affiliates have heretofore filed for bankruptcy protection with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), and in connection therewith, Developer, New Developer or their respective affiliates have heretofore made certain prepetition claims. Although Mall II Buyer, Mall I LLC, Mall II LLC and their respective affiliates have since emerged from bankruptcy, such prepetition claims remain outstanding. All such prepetition claims of Developer, New Developer and their respective affiliates not addressed above in this Settlement Agreement shall be resolved by the Parties upon the payment of the amounts reflected on Exhibit C attached hereto (which payment shall be paid to Developer concurrently with the execution hereof). Within five (5) days after the date hereof, Developer and New Developer shall cause to be dismissed or withdrawn, with prejudice, any claims of Developer, New Developer or any of their respective affiliates that have been filed against Mall II Buyer, Mall I LLC, Mall II LLC or any of their respective affiliates in the Bankruptcy Court.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

4.2 Marketing and Promotions Cooperation Agreement. Concurrently with the execution hereof, Developer, Mall I LLC and Mall II LLC shall execute and deliver that certain Marketing and Promotions Cooperation Agreement in the form attached hereto as Exhibit D.
4.3 Authority. Each of the Parties hereby represents that as of the date hereof it has the power, authority and legal right to execute, deliver and perform its obligations under this Settlement Agreement.
4.4 Counterparts. This Settlement Agreement may be executed in one or more counterparts, which taken together shall constitute but one original. Delivery of an executed counterpart of a signature page to this Settlement Agreement by facsimile or electronic format shall be equally as effective as delivery of a manually executed counterpart of this Settlement Agreement.
4.5 Binding Effect. This Settlement Agreement shall be binding on and inure to the benefit of the Parties and their respective successors in interest and assigns.
4.6 Ratification. As amended hereby, the Amended Agreement and REA are ratified and confirmed in all respects.
4.7 Governing Law. This Settlement Agreement shall be governed by the laws of Nevada (without regard to principles of conflicts of laws).
4.8 Exhibits. Exhibits attached hereto are made a part of this Settlement Agreement.
4.9 No Admissions. The Parties acknowledge and agree that this Settlement Agreement contains a compromise of disputed claims and that neither the making of this Settlement Agreement nor anything contained herein shall in any way constitute or be construed as constituting an admission by any Party of fault, guilt, noncompliance, liability or unlawful conduct under the Amended Agreement or the REA, or any statute, public policy, common law or rule.
4.10 Integration and Amendment. This Settlement Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof and fully supersedes any and all prior agreements or understandings between the Parties hereto with respect to the subject matter hereof. Any modification or amendment of this Settlement Agreement must be in writing, must be signed and dated by all Parties, and must explicitly state that it is intended to be an amendment to or modification of this Settlement Agreement.
4.11 Rule of Construction. Counsel for each of the respective Parties have reviewed and participated in the drafting of this Settlement Agreement. Consequently, the rule of construction that ambiguities shall be resolved against the drafter shall not be used or applied in interpretation of this Settlement Agreement.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

4.12 Waiver of Breach. If any Party to this Settlement Agreement waives a breach of one of the provisions or terms of this Settlement Agreement by any other Party, such waiver shall neither operate nor be construed as a waiver of any subsequent similar breach of any provision or term of this Settlement Agreement.
4.13 Severability. Should any term or provision of this Settlement Agreement be declared or determined by any court or arbitrator to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be part of this Settlement Agreement.
4.14 Headings. The headings of the various articles and sections of this Settlement Agreement have been inserted only for convenience, and are not part of this Settlement Agreement and shall not be deemed in any manner to modify, explain or restrict any of the provisions of this Settlement Agreement.
4.15 Mutual Release. Each Party, for itself, its affiliates and all persons and entities claiming by, through or under such Party or its affiliates (collectively, the “Releasing Parties”), hereby forever releases and discharges each other Party and their respective members, managers, officers, partners and agents (collectively, the “Released Parties”) of and from any and all obligations, claims, debts, demands, covenants, contracts, promises, agreements, liabilities, costs, actions or causes of action whatsoever, arising from or with respect to (a) any amounts due and owing by any Released Parties to the Releasing Parties through the date hereof and (b) any known defaults or breaches of any of the agreements referenced herein prior to the date hereof, other than, in each case, with respect to matters addressed in this Agreement. Each Party warrants and represents that it has not assigned or otherwise transferred any claim or cause of action covered by this Section 4.15.
[Signatures begin on the following page.]
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

IN WITNESS WHEREOF, the Parties have caused this Settlement Agreement to be executed as of the date and year first above set forth.

PHASE II MALL HOLDING, LLC

By:	Lido Casino Resort Holding Company, LLC, its Manager

	By:	Lido Intermediate Holding Company, LLC, its sole member

		By:	Venetian Casino Resort, LLC, its sole member

			By:	/s/ Kenneth J. Kay

Name: Kenneth J. Kay
Title: Chief Financial Officer
[Signatures continue on the following page.]
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

VENETIAN CASINO RESORT, LLC
By:	/s/ Kenneth J. Kay
	Name:	Kenneth J. Kay
	Title:	Chief Financial Officer
[Signatures continue on the following page.]
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

GGP LIMITED PARTNERSHIP

By:	General Growth Partnership, Inc., its general partner

	By:	/s/ Michael Chimitris

Name: Michael Chimitris Title: Assistant Secretary
[Signatures continue on the following page.]
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

THE SHOPPES AT THE PALAZZO, LLC f/k/a PHASE II MALL SUBSIDIARY, LLC
By:	/s/ Michael Chimitris
	Name:	Michael Chimitris
	Title:	Assistant Secretary
[Signatures continue on the following page.]
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

GRAND CANAL SHOPS II, LLC
By:	/s/ Michael Chimitris
	Name:	Michael Chimitris
	Title:	Assistant Secretary
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

EXHIBIT A
LIGHTING SPECIFICATIONS
See attached.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

EXHIBIT B
NORTH WALL SIGNAGE AND EXAMPLES
See attached.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

EXHIBIT C
PRE-PETITION CLAIMS RESOLUTION
See attached.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.

EXHIBIT D
FORM OF MARKETING AND PROMOTIONS COOPERATION AGREEMENT
See attached.
Settlement Agreement dated June 24, 2011 by and among Venetian Casino Resort, LLC, Phase II Mall Holding, LLC, GGP Limited Partnership, Phase II Mall Subsidiary, LLC and Grand Canal Shops II, LLC.